EXHIBIT 99.1

Whitehall Names Michael Don CEO; Former CEO Ed Dayoob
Remains as Chairman of the Board and Advisor to Company

Chicago—April 30, 2008—Whitehall Jewelers Holdings, Inc. (OTC BB: WHJH), a leading national specialty retailer of fine jewelry, announced today that Chairman of the Board and Chief Executive Officer Edward Dayoob will retire from his post as CEO, while remaining actively involved as the Chairman of the Board and as a consultant to the Company advising on merchandising and operations strategy. President and Chief Operating Officer Michael Don will assume the role of CEO of Whitehall Jewelers as well, effective April 30. No other changes in the Company’s management team are planned.

Mr. Dayoob commented, “Mike has exhibited strong leadership and is well suited to take over as the CEO of Whitehall. Mike and I have worked together for more than 15 years and his deep industry experience and his exposure to all aspects of Whitehall’s operations in his roles as chief financial officer and then as chief operating officer, gives him a unique perspective, and will ensure a smooth transition.”

Mr. Dayoob continued, “I was asked to come to Whitehall to re-establish the Company’s direction, and hire a top quality team that could grow the Company. I am pleased to have completed these tasks and look forward to my ongoing involvement as Chairman and advisor to the Company in key areas including vendor relationships.”

Mr. Don said, “I am honored and excited to have the opportunity to lead a very talented and committed team to move the company toward consistent, profitable growth. I am pleased that we will be able to continue to benefit from Ed’s insights and industry savvy.”

Mr. Don joined Whitehall as Executive Vice President and Chief Financial Officer in November 2006 and was appointed President and Chief Operating Officer in August 2007. In his prior employments, Mr. Don served in the capacities of Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. Mr. Don was Chief Executive Officer of Fred Meyer Jewelers from 1995 to 2000 after holding various positions within Fred Meyer, Inc. (the parent company for Fred Meyer Jewelers), including Vice President of Real Estate and Senior Vice President, Strategic Planning. Mr. Don was also the Senior Vice President and Chief Financial Officer of Columbia Distributing Company, a $500 million multi-state beverage distribution company.

About Whitehall Jewelers

Whitehall Jewelers is a national specialty retailer of fine jewelry offering a selection of merchandise in the following categories: diamonds, gold, precious and semi-precious jewelry and watches. As of April 30, 2008, it operated 375 stores in regional and super-regional malls and power centers in 39 states.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include Information relating to Whitehall that are based on the current beliefs of Whitehall’s management as well as assumptions made by and information currently available to management, including statements related to Whitehall’s financial results, liquidity, financing activities, and related expectations, estimates and beliefs. When used in this press release, the words “expects,” “believes,” “intent,” “may,” “will” and similar expressions and their variants, as they relate to the Whitehall, or Whitehall’s management, may identify forward-looking statements. Such statements reflect Whitehall’s judgment as of the date of this press release with respect to future events, the outcome of which is subject to certain risks, which may have a significant impact on Whitehall’s business, operating results or financial condition. These forward-looking statements are based on estimates and assumptions by Whitehall’s management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. Factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements are discussed in detail in the registration statement on Form S-1 filed by Whitehall Jewelers Holdings, Inc. on December 27, 2007 under the heading “Risk Factors.” In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. Whitehall undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise.

Contact:
Whitehall Jewelers Holdings, Inc.
Peter Michielutti, Chief Financial Officer
312-782-6800
or
Integrated Corporate Relations
John Mills/Ina McGuinness, 310-954-1100